Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of Certara, Inc. on Form S-1 of our report dated October 7, 2020, on our audits of the consolidated financial statements of Certara, Inc. and Subsidiaries as of December 31, 2019 and 2018, and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ CohnReznick LLP

November 17, 2020

Roseland, New Jersey